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                                                                    EXHIBIT 10.6



                               BUY-SELL AGREEMENT
                                      FOR
                       CLARK/BARDES AGENCY OF OHIO, INC.


     This Buy-Sell Agreement (this "Agreement") is made by and among Clark/Bardes Securities, Inc. (hereinafter referred to as "C/B Securities"), Robert Kelleher (hereinafter referred to as "Shareholder") and Clark/Bardes Agency of Ohio, Inc. (hereinafter referred to as the "Company") with respect to all of the issued and outstanding shares of common stock, par value $1.00 per share, of the Company presently or hereafter owned by the Shareholder (hereinafter referred to as "Shares").

     WHEREAS, the parties to this Agreement are desirous that there be continuity in the operation of the Company, and in order to do so the parties have herein provided for the purchase, sale or transfer of the Shareholder's interests in the Company upon the occurrence of specified events enumerated herein and which will be binding upon the Shareholder in lifetime transfers as well as transfers taking effect at death.

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth in this Agreement, the parties agree and state as follows:

                                   ARTICLE 1.

                RESTRICTIONS AGAINST TRANSFERS AND VOTING RIGHTS

     Section 1.01 Prohibited Transfers. Shareholder agrees that he will not sell, transfer, assign, hypothecate, mortgage, pledge, encumber, bequeath, or in any way alienate or dispose of any of the Shares, or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise, without the prior written consent of C/B Securities and the Company, except with respect to a transfer which meets the requirements of this Agreement. Any purported transfer in violation of any provision of this Agreement shall be void and ineffectual, and shall not operate to transfer any interest or title in the Shares to the purported transferee.
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Shareholder further agrees that he shall not vote in favor of a sale of substantially all of the assets of the Company or for a dissolution of the Company without the prior written consent of C/B Securities.

     Section 1.02 Assignment of Rights by C/B Securities. C/B Securities may at any time transfer or assign any or all of its rights and obligations under this Agreement, including but not limited to, any purchase obligations, any option rights, or any other rights to acquire the Shares, without obtaining the permission or consent of any other party hereto.

                                   ARTICLE 2.

                                EXCLUSIVE OPTION

     Section 2.01 Option to Purchase. Shareholder hereby grants to C/B Securities or its designee the exclusive right and option (the "Option") to purchase all of the Shares of the Company owned by the Shareholder at any time upon the terms and conditions provided in this Agreement. The Option may be exercised at any time by C/B Securities (without regard to whether the Shareholder has given notice of intent to transfer or sell the Shares) by giving written notice to the Shareholder that C/B Securities exercises the Option to purchase the Shares owned by the Shareholder.

     Section 2.02 Proposed Transfers. Should Shareholder desire to transfer or sell his Shares in the Company, C/B Securities or its designee shall have the absolute and exclusive right to purchase such Shares from the Shareholder or his representative within 60 days of termination of such agreement or within 60 days of the President of C/B Securities receiving written notice of the Shareholder's desire to transfer or sell his Shares. If such purchase is of voting common stock, such designee of C/B Securities shall either (i) be a resident of the State of Ohio at the time of such purchase, or (ii) tender to the Ohio Department of Insurance for cancellation all insurance agent licenses held by the Company within five days of such purchase.


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                                   ARTICLE 3.

                                     DEATH

     Section 3.01   Purchase of Deceased Employee-Shareholder's Interests.
Upon the death of Shareholder, C/B Securities or its designee shall purchase and the legal representative of the estate of the deceased Shareholder shall sell, the Shares of such deceased Shareholder in the manner and on the terms and conditions provided herein. In the event of the death of an Shareholder, the executor or administrator of such deceased Shareholder shall within 10 days of his appointment as executor or administrator give written notice of such death to C/B Securities.


                                   ARTICLE 4.

                           CHANGE IN MARITAL RIGHTS

     Section 4.01 Marital Rights. In the event of a change in the marital rights of the Shareholder, pursuant to any divorce decree, property settlement or otherwise, the Shareholder agrees that such instrument or action shall include provisions or actions whereby the Shareholder who is a party to such change in marital rights, without regard to fault therein, shall purchase from his Spouse and Spouse shall sell, all of such interest in the Shares in the manner and on the terms and conditions provided herein. Any other transfer or assignment effected by said change in marital rights, unless consented to by C/B Securities, shall be null and void.


                                   ARTICLE 5.

                                OTHER TRANSFERS

     Section 5.01 Transfer. The involuntary transfer or transfer by operation of law of any Shares, or of any right or interest therein, including, but not limited to, a transfer to the trustee in bankruptcy or receiver of any Shareholder, shall give C/B Securities or its designee the option to purchase such transferred Shares in the manner and on the terms and conditions provided


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herein. In the event of a transfer or purported transfer of shares as provided above, Shareholder shall, within ten days of such transfer or purported transfer, give written notice of such transfer to C/B Securities. The option granted herein shall be exercised by C/B Securities giving written notice to the Shareholder that it exercises its option to purchase the Shares owned by such Shareholder. In the event that C/B Securities does not give notice of its exercise of the option to purchase such Shares within 30 days after the receipt of the notice of a transfer or purported transfer as provided above, Shareholder shall use his best efforts to cause the person or persons acquiring such Shares to execute and become a party to this Agreement and shall hold such Shares subject to all of the terms and conditions provided herein, and no further transfer of such Shares may be made except in accordance with the terms and conditions provided herein.

                                   ARTICLE 6.

                        DETERMINATION OF PURCHASE PRICE

     Section 6.01 Purchase Price for All Transfers. The purchase price of the Shares transferred pursuant to this Agreement shall be One Dollar ($1.00) per Share. The purchase price of the Shares of the Company shall be inclusive of the value of any goodwill. The purchase price relating to any transfer of an undivided fractional interest in the Shares shall be based upon the proportionate interest in each Share.

                                   ARTICLE 7.

                PAYMENT OF PURCHASE PRICE AND DEPOSIT OF SHARES

     Section 7.01 Change in Marital Rights. In the event of a purchase and sale of the Shares pursuant to Article 4 hereof, the purchase price shall be paid as follows: The Shareholder who is a party to such an agreement or action resulting in a change of his marital rights shall transfer in consideration of the purchase price to his Spouse so much of his property as is necessary to vest complete title of the Spouse's interest in the Shares in the Shareholder. If the property so



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transferred fails to satisfy the full purchase price of the Spouse's interest, then such transfer of property shall be considered as a down payment. Any balance of the purchase price shall be paid in 5 equal monthly installments, the first to be due 30 days after the date of execution of any agreement or final action in the dissolution of the marriage.

     Section 7.02 All Other Transfers. In the event of a purchase and sale of the Shares pursuant to Articles 2, 3 or 5 hereof, the purchase price shall be paid as follows: C/B Securities or its designee or the Shareholder purchasing such Shares shall pay the full amount of the purchase price in cash at the closing of such sale and purchase. On payment thereof, the Shareholder or other person or persons holding such Shares shall execute and deliver the certificates, evidencing such Shares, or stock powers relating thereto, to the purchaser.

     Section 7.03 Deposit of Shares. In order to facilitate the closing of the sale and purchase of the Shares pursuant to any provision of this Agreement, the Shareholder hereby deposits with C/B Securities the stock certificate evidencing the Shares together with stock power for assignment of the Shares duly endorsed by the Shareholder in blank. Notwithstanding the deposit of the Shares with C/B Securities by the Shareholder, the Shareholder shall at all times prior to any transfer of the Shares be deemed for all purposes as the record and beneficial owner of the Shares entitled to vote the Shares as provided in this Agreement and the Articles of Incorporation and Bylaws of the Company.


                                   ARTICLE 8.

                  CLOSING DATE OF SALE AND PURCHASE OF SHARES

     Section 8.01 Closing. The closing date to the sale and purchase of the Shares as provided for in this Agreement shall be at the option of C/B Securities or its designee, but in all events said closing shall be within 90 days after the date C/B Securities or its designee gives notice that it exercises its option to purchase the Shares for purchases under Articles 2 and 5,

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within 90 days after the date of death of a Shareholder for purchases under
Article 3, and on the effective date of any agreement or final action resulting in a change in the marital rights of the Shareholder for purchases under
Article 4.

                                   ARTICLE 9.

                          RESTRICTION OF CERTIFICATES

     Section 9.01 Legend. The Company and the Shareholder agree that all certificates representing Shares of the common stock of the Company shall have endorsed upon them the following legend:

          THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A BUY-SELL AGREEMENT, WITH AN EFFECTIVE DATE OF APRIL __, 1996, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION, AND SAID SHARES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, MORTGAGED, PLEDGED, HYPOTHECATED, ENCUMBERED, OR OTHERWISE DISPOSED OF EXCEPT IN STRICT ACCORDANCE WITH THE TERMS OF THAT AGREEMENT. A COPY OF SAID BUY-SELL AGREEMENT WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF THIS CERTIFICATE UPON RECEIPT BY THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE OF A WRITTEN REQUEST FROM THE HOLDER REQUESTING SUCH A COPY.

     Section 9.02 Transferee. Under no circumstances shall any sale or other transfer of any Shares subject hereto be valid until the proposed transferee thereof shall have executed and become a party to this Agreement and thereby shall have become subject to all of the provisions hereof, unless the requirement is waived by written consent of the parties to this Agreement; and notwithstanding any other provisions of this Agreement, no such sale or other transfer of any kind shall in any event result in the nonapplicability of the provisions hereof at any time to any of the Shares subject hereto.


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                                  ARTICLE 10.

                            MISCELLANEOUS PROVISIONS

     Section 10.01 Notices. All notices required to be given hereunder must be given by personally delivering such notice or by mailing it, via certified or registered mail, return receipt requested, to the parties at the addresses set forth on the signature page hereto. The above addresses may only be changed by giving written notice of such change of address, via certified or registered mail, return receipt requested, to all of the other parties hereto.

     Section 10.02 Construction. As used in this Agreement, whenever the context so indicates, the masculine, feminine, or neuter gender, and the singular or plural number, shall each be deemed to include the others.

     Section 10.03 Governing Law. This Agreement shall be governed by the laws of the State of Ohio.

     Section 10.04 Inurement. Subject to the restrictions against transfer or assignment of Shares as herein contained, the provisions of this Agreement shall inure to the benefit of and shall be binding on the assigns, successors in interest, personal representatives, estates, heirs, and legatees of each of the parties hereto.

     Section 10.05 Amendment. This Agreement may only be amended by the written consent of all of the parties to this Agreement at the time of such amendment.

     Section 10.06 Entire Agreement. This Agreement contains the entire understanding between the parties hereto concerning the subject matter contained herein. There are no representations, agreements, arrangements, or understandings, oral or written, between or among the parties hereto, relating to the subject matter of this Agreement, which are not fully expressed herein.


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     Section 10.07 Further Assurances. Each party hereto agrees to perform any further acts and to execute and deliver any further documents which may be reasonably necessary to carry out the provisions of this Agreement.

     Section 10.08 Severability. In the event that any of the provisions, or portions thereof, of this Agreement are held to be unenforceable or invalid by any court of competent jurisdiction, the validity and enforceability of the remaining provisions, or portions thereof, shall not be affected thereby.

     Section 10.09 Remedies for Breach. The Shares are unique chattels, and each party to this Agreement shall have the remedies which are available to him, her or it for the violation of any of the terms of this Agreement, including, but not limited to, the equitable remedy of specific performance.

     Section 10.10 Execution in Counterparts. This instrument may be executed in multiple counterparts, each individually, and all of which together, shall constitute a binding contract. The counterpart instruments shall be treated as a binding contract.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the _____ day of April 1996.


ADDRESS:                                   CLARK/BARDES SECURITIES, INC.
2121 San Jacinto Street
Suite 2200                                 By:
Dallas, TX 75201                               -------------------------------
                                                             , President

c/o Clark/Bardes, Inc.                     CLARK/BARDES AGENCY OF OHIO, INC.
2121 San Jacinto Street
Suite 2200                                 By:
Dallas, TX 75201                               -------------------------------
                                                   Ronald Roth, President

-------------------------                  SHAREHOLDER:

-------------------------

-------------------------                  -----------------------------------
                                                      Robert Kelleher
-------------------------



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